UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event

reported): October 11, 2005 (October 4, 2005)

Build-A-Bear Workshop, Inc.

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(Exact Name of Registrant as Specified in Its Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	001-32320 ------------------- (Commission File Number)	43-1883836 --------------------------- (IRS Employer Identification No.)

1954 Innerbelt Business Center Drive St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63114 ------------------ (Zip Code)

(314) 423-8000

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(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 4, 2005, Build-A-Bear Workshop, Inc. (the “Company”), through its wholly-owned Delaware subsidiary Build-A-Bear Workshop Franchise Holdings, Inc. (“Holdings”), entered into a Loan Agreement (the “Loan Agreement”) with Amsbra, Ltd., an English corporation (“Amsbra”) and current franchisee of Holdings. The Loan Agreement provides for a $4.425 million line of credit to Amsbra through March 31, 2006. The purpose of the Loan Agreement is to provide Amsbra with financing opportunities, if necessary, to enable Amsbra to open additional locations of the Company’s stores, as required pursuant to an amendment to the existing franchise agreement between Holdings and Amsbra.

The loan amounts outstanding from time to time will be represented by a Revolving Credit Note made by Amsbra in favor of Holdings (the “Note”). Pursuant to the Note, interest on each advance will accrue at the greater of (i) the prime rate plus 0.075% per year and (ii) 7.00% per year compounded monthly. On January 1, 2008 and on the first day of each month thereafter continuing to and including December 1, 2011, Amsbra is required to pay equal monthly installments consisting of the principal balance and all accrued and unpaid interest. At any time through March 31, 2006, Amsbra may borrow amounts under the Note subject to the terms, conditions and limits set forth in the Note and the Loan Agreement. Amounts borrowed may be paid in whole or in part without penalty at any time.

The revolving line of credit is secured by a Debenture dated October 11, 2005 (the “Debenture”) by and between Amsbra and Holdings. The Debenture provides, among other things, that the floating charge created by the Debenture will automatically and without notice become a fixed charge in the event of an event of default under the Loan Agreement. The Debenture also prevents Amsbra from selling or otherwise disposing of the charged assets without Holdings’ written consent.

Relationship to Amsbra

As noted above, Amsbra and Holdings are parties to a franchising agreement whereby Amsbra is a franchisee of Holdings.

The foregoing description of the Loan Agreement, the Note and Debenture is only a summary of certain terms and conditions of these documents and is qualified in its entirety by reference to the Loan Agreement, the Note and the Debenture, which have been filed as Exhibits 10.1, 10.2 and 10.3 respectively hereto and which are incorporated by reference herein.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Name of Exhibit
10.1	Loan Agreement by and between Amsbra, Ltd., as Borrower, and Build-A-Bear Workshop Franchise Holdings, Inc., as Lender, entered into on October 4, 2005 with an effective date of September 26, 2005.
10.2	Revolving Credit Note by Amsbra, Ltd., as Borrower, in favor of Build-A-Bear Workshop Franchise Holdings, Inc., dated as of September 26, 2005.
10.3	Debenture dated October 11, 2005 by and between Amsbra, Ltd. and Build-A-Bear Workshop Franchise Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: October 11, 2005	/s/ Tina Klocke
Name: Tina Klocke
Title: Chief Financial Bear, Secretary and
Treasurer

Exhibits

Exhibit No.	Name of Exhibit
10.1	Loan Agreement by and between Amsbra, Ltd., as Borrower, and Build-A-Bear Workshop Franchise Holdings, Inc., as Lender, entered into on October 4, 2005 with an effective date of September 26, 2005.
10.2	Revolving Credit Note by Amsbra, Ltd., as Borrower, in favor of Build-A-Bear Workshop Franchise Holdings, Inc., dated as of September 26, 2005.
10.3	Debenture dated October 11, 2005 by and between Amsbra, Ltd. and Build-A-Bear Workshop Franchise Holdings, Inc.

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